SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549


                                        Form 8-K


                                      CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(D) OF THE
                              SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):
February 27, 1998 (February 23, 1998)


                                      UNICOMP, INC.
                (Exact name of registrant as specified in its charter)

                            Commission file number:  0-15671

                                       Colorado
             (State or other jurisdiction ofincorporation or organization)

                                      84-1023666
                          (IRS Employer Identification No.)

                               1850 Parkway Place, Suite 925
                                   Marietta, Georgia  30067
               (Address of principal executive offices including zip code)


Registrant's telephone number, including area code:    (770) 424-3684


Item 4.  Change in Registrant's Certifying Accountant

a.	Effective February 23, 1998, UniComp, Inc. (the "Company") replaced its independent auditors, Coopers & Lybrand L.L.P. ("Coopers & Lybrand") with Arthur Andersen L.L.P. ("Arthur Andersen"). Coopers & Lybrand's report on UniComp's financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Audit Committee.

During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and Coopers & Lybrand on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company within the last two fiscal years and the subsequent interim period to the date hereof.

b.	Effective February 23, 1998, the Company engaged Arthur Andersen as its independent auditors for the fiscal year ending February 28, 1998. During the last two fiscal years and the subsequent interim period to the date hereof, the Company did not consult Arthur Andersen regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

	The Company has requested Coopers & Lybrand furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of Coopers & Lybrand's letter to the Securities and
Exchange Commission is filed as Exhibit 16.1 to this Form 8-K.


Exhibits

Exhibit Number				Description

16.1					Letter of Coopers & Lybrand re: Change in Certified
					Public Accountants





SIGNATURES


	Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on the 27th day of February, 1998.

				UNICOMP, INC.

				By:  /s/Stephen A. Hafer
				     Stephen A. Hafer
				     Chairman of the Board, President and Chief Executive Officer